                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
             the Securities Exchange Act of 1934 (Amendment No.   )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                  AERIAL COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                                                    N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
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/ /  Check box if any part of the fee is offset as provided by Exchange Act Rule
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     previously. Identify the previous filing by registration statement number,
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
          [LOGO]

AERIAL COMMUNICATIONS, INC.
8410 W. Bryn Mawr Avenue, Suite 1100
Chicago, IL 60631
(773) 399-4200 Phone
(773) 399-7997 Fax

                                              April 10, 1998

Dear Shareholders:

    You are cordially invited to attend the Aerial Communications, Inc. 1998 Annual Meeting on Monday, May 11, 1998, at 10:00 a.m., Chicago time, at Harris Trust and Savings Bank, 111 West Monroe Street, Chicago, Illinois, on the 8th floor in the Auditorium.

    The formal notice of the meeting, the Board of Directors' Proxy Statement and the Company's 1997 Annual Report are enclosed. During the meeting, we will report on the accomplishments and plans of the Company. At the Annual Meeting, shareholders are being asked to elect directors, approve the amendment of the Company's 1996 Long-Term Incentive Plan, and ratify the selection of outside auditors. The Board of Directors recommends a vote "FOR" the nominees for directors and "FOR" the proposal to amend the 1996 Long-Term Incentive Plan and "FOR" the ratification of the selection of independent public accountants.

    The Board of Directors and members of our management team will be at the Annual Meeting to meet with shareholders and discuss our recent results and plans for the future. We would like to have as many shareholders as possible represented at the meeting. Therefore, please sign and return the enclosed proxy card, whether or not you plan to attend the meeting.

    If you have any questions prior to the Annual Meeting, please call Investor Relations at (773) 399-4385. We look forward with pleasure to visiting with you at the Annual Meeting.

    As previously reported, the Company received an offer from its parent company, Telephone and Data Systems, Inc. ("TDS"), to acquire all of the issued Common Shares of the Company not already owned by TDS in exchange for TDS tracking stock which would track the performance of the Company. As discussed in the accompanying Proxy Statement, this offer is being considered by an independent special committee of the Board of Directors. At this time, no agreement has been reached between the Company and TDS relating to the TDS offer.

                            With very best regards,

                     [SIGNATURE]               [SIGNATURE]
                                                                [SIGNATURE]

            LeRoy T. Carlson, Jr.                              Don Warkentin
                  Chairman                                       President

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                      AND
                                PROXY STATEMENT

To the Shareholders of

                          AERIAL COMMUNICATIONS, INC.

    The 1998 Annual Meeting of the Shareholders of Aerial Communications, Inc., a Delaware corporation (the "Company" or "Aerial"), will be held at Harris Trust and Savings Bank, 111 West Monroe Street, 8th floor, Chicago, Illinois, in the Auditorium on Monday, May 11, 1998, at 10:00 a.m., Chicago time, for the following purposes:

    1.  to elect four Class I Directors;

    2.  to approve the amendment of the Company's 1996 Long-Term Incentive Plan;

    3. to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for the year ending December 31, 1998; and

    4. to transact such other business as may properly come before the Annual Meeting or to any adjournments thereof.

    This Notice of Annual Meeting and Proxy Statement is being mailed to shareholders on or about April 10, 1998.

    The Board of Directors has fixed the close of business on March 27, 1998, as the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

    The Board of Directors would like to have all shareholders represented at the Annual Meeting. If you do not expect to be present, please sign and mail your proxy in the enclosed self-addressed envelope to Harris Trust and Savings Bank, 311 West Monroe Street, Chicago, Illinois 60606. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the Annual Meeting.

    On February 28, 1998, the Company had 31,626,997 outstanding Common Shares, par value $1.00 per share, and 40,000,000 Series A Common Shares, par value $1.00 per share. As of February 28, 1998, there were no outstanding Series B Common Shares, par value $1.00 per share, or Preferred Shares, par value $1.00 per share, of the Company. Each holder of outstanding Common Shares, as of March 27, 1998, is entitled to vote for each Common Share held in such holder's name with respect to all matters on which holders of Common Shares are entitled to vote at the Annual Meeting. The holder of Series A Common Shares is entitled to 15 votes for each Series A Common Share held in such holder's name with respect to all matters on which the holder of Series A Common Shares is entitled to vote at the Annual Meeting. Accordingly, the voting power of the Series A Common Shares was 600,000,000 votes, and the total voting power of all outstanding shares of capital stock was 631,626,997 votes at February 28, 1998. Telephone and Data Systems, Inc., an Iowa corporation ("TDS"), is the sole holder of Series A Common Shares. The holder of Series A Common Shares will elect three Class I Directors at the Annual Meeting. Proxies are being requested from the holders of Common Shares in connection with the election of one Class I Director, the approval of the amendment of the Company's 1996 Long-Term Incentive Plan, and the ratification of the selection of Arthur Andersen LLP.

                               VOTING INFORMATION

    Holders of Common Shares may, with respect to the election of the Class I Director to be elected by the holders of Common Shares, vote FOR the election of such Director nominee or WITHHOLD authority to vote for such Director nominee. The holder of Series A Common Shares may, with respect to the election of the three Class I Directors to be elected by the holders of Series A Common Shares, vote FOR the election of such Director nominees or WITHHOLD authority to vote for such Director nominees. A shareholder may, with respect to each of the other proposals, (i) vote FOR approval, (ii) vote AGAINST approval or (iii) ABSTAIN from voting on such proposal. All properly executed and unrevoked proxies received in the accompanying form in time for the 1998 Annual Meeting will be voted in the manner directed therein. If no direction is made, a proxy by a holder of Common Shares will be voted FOR the election of the named Director nominee to serve as the Class I Director, a proxy by the holder of Series A Common Shares will be voted FOR the election of the three director nominees to serve as the Class I Directors, and a proxy by any shareholder will be voted FOR the proposals to approve the amendment to the Company's 1996 Long-Term Incentive Plan and to ratify the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998. If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matters, although such votes may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum. The holders of a majority of the votes of the shares issued and outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum at the Annual Meeting, except that, in the case of matters such as the election of Directors, where a separate vote by a class is required, the holders of a majority of the votes of the shares of such class, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

    The election of the Class I Directors to be elected requires the affirmative vote of plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. Accordingly, if a quorum is present at the Annual Meeting, each nominee receiving the greatest number of votes by the holders of shares entitled to vote with respect to the election of such Class I Director will be elected to serve as a Class I Director. Since the election of Class I Directors require only the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for a nominee and non-votes with respect to the election of Class I Directors will not affect the outcome of the election of the Class I Directors.

    If a quorum is present at the Annual Meeting, the approval of the amendment of the Company's 1996 Long-Term Incentive Plan requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    If a quorum is present at the Annual Meeting, the ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants for 1998 requires the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the Annual Meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

    A complete list of shareholders entitled to vote at the Annual Meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of the Company, 8410 West Bryn Mawr Avenue, Suite 1100, Chicago, Illinois

60631, for examination by any shareholder during normal business hours, beginning at least ten days prior to the date of the meeting and continuing through the Annual Meeting.

                              RECENT DEVELOPMENTS

    On December 17, 1997, the Company received an offer from TDS to acquire all of the issued Common Shares of the Company which TDS does not own pursuant to a merger (the "Aerial Merger"), in exchange for a TDS tracking stock which tracks the performance of the Company. The Company's Board of Directors appointed Messrs. John Foster and Thomas Wilson, Jr., independent Directors of the Company, to a special committee (the "Special Committee") of the Board to consider this offer. The Special Committee retained independent financial advisors and independent legal advisors to the Special Committee. The Special Committee and its representatives have been conducting a due diligence review and have held discussions with representatives of TDS relating to the TDS offer. The review and discussions by the Special Committee and its representatives are continuing and, at this time, there is no agreement between the Company and TDS relating to the TDS offer.

                                   PROPOSAL I
                             ELECTION OF DIRECTORS

    The business of the Company is managed under the direction of the Company's Board of Directors. The Board of Directors presently is composed of ten Directors and is divided into three classes. Every year, one of the classes is elected to serve for three years. The term of office of the initial Class I Directors will expire at the Annual Meeting in 1998; the term of office of the initial Class II Directors will expire at the Annual Meeting in 1999; and the term of office of the initial Class III Directors will expire at the Annual Meeting in 2000 and, thereafter, in terms of three years or when their respective successors in each case are qualified and elected. At each annual election held after the 1998 Annual Meeting, the directors chosen to succeed those whose terms then expire will be identified as being of the same Class as the Directors they succeed and will be elected for a term expiring at the third succeeding Annual Meeting and, thereafter, when their respective successors in each case are qualified and elected.

NOMINEES

              CLASS I DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 2001

    The following persons, if elected at the Annual Meeting of Shareholders on May 11, 1998, will serve as Class I Directors for a period of three years or until their successors are qualified and elected:

                NOMINEE FOR ELECTION BY HOLDERS OF COMMON SHARES

                                                                 POSITION WITH THE COMPANY           SERVED AS
                    NAME                          AGE            AND PRINCIPAL OCCUPATION         DIRECTOR SINCE
--------------------------------------------      ---      -------------------------------------  ---------------
John D. Foster..............................          54   Director of the Company and President          1996
                                                            of Vedra International Associates

    John D. Foster was appointed a Director of the Company in 1996. He is President of Vedra International Associates, an investment banking firm based in Florida. From 1968 to 1996, Mr. Foster held a number of senior management positions both domestic and international with AT&T Corp.

           NOMINEES FOR ELECTION BY HOLDER OF SERIES A COMMON SHARES

                                                               POSITION WITH THE COMPANY              SERVED AS
                  NAME                        AGE              AND PRINCIPAL OCCUPATION            DIRECTOR SINCE
----------------------------------------      ---      -----------------------------------------  -----------------
LeRoy T. Carlson, Jr....................          51   Chairman and Director of the Company and            1995
                                                        President and Chief Executive Officer of
                                                        TDS
Rudolph E. Hornacek.....................          70   Director of the Company and Vice                    1991
                                                        President--Engineering of TDS
Donald W. Warkentin.....................          42   Director and President and Chief                    1995
                                                        Executive Officer of the Company

    LeRoy T. Carlson, Jr., Chairman of the Company, has been President and Chief Executive Officer of TDS for more than five years. Mr. Carlson also serves on the Board of Directors of TDS. He is also Chairman and a Director of United States Cellular Corporation ("United States Cellular"), a majority owned subsidiary of TDS that provides cellular service, and TDS Telecommunications Corporation ("TDS Telecom"), a wholly owned subsidiary of TDS that operates local telephone companies. He is the son of LeRoy T. Carlson, Sr. and the brother of Walter C.D. Carlson.

    Rudolph E. Hornacek has been Vice President--Engineering of TDS for more than five years. He is a Director of TDS and TDS Telecom.

    Donald W. Warkentin has been President and Chief Executive Officer of the Company since June, 1995. He has served as a Director of the Company since August, 1995. From 1994 to 1995, Mr. Warkentin was Vice President of Multimedia Marketing for U.S. West Communications. From 1990 to 1994, he was head of Marketing for Mercury One-2-One in the United Kingdom.

OTHER DIRECTORS

             CLASS II DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 1999

    The following persons were elected at the Annual Meeting of Shareholders on May 12, 1997, to serve as the initial Class II Directors for a period of two years or until their successors are qualified and elected:

                                                                POSITION WITH THE COMPANY             SERVED AS
                   NAME                         AGE              AND PRINCIPAL OCCUPATION          DIRECTOR SINCE
------------------------------------------      ---      ----------------------------------------  ---------------
James Barr III............................          59   Director of the Company and President of          1996
                                                          TDS Telecom
Walter C.D. Carlson.......................          44   Director of the Company and Partner,              1996
                                                          Sidley & Austin, Chicago, Illinois
J. Clarke Smith...........................          55   Director and Vice President-- Finance             1996
                                                          and Administration, Chief Financial
                                                          Officer, Treasurer and Assistant
                                                          Secretary of the Company

    James Barr III has been President and Chief Executive Officer of TDS Telecom for more than five years. He is also a Director of TDS.

    Walter C.D. Carlson has been a partner of the law firm of Sidley & Austin for more than five years. He also serves on the Board of Directors of TDS and United States Cellular. He is the son of LeRoy T. Carlson, Sr. and the brother of LeRoy T. Carlson, Jr.

    J. Clarke Smith has been Vice President--Finance & Administration, Chief Financial Officer, Treasurer and Assistant Secretary of the Company since November, 1995. He has served as a Director of the Company since February 1996. Prior to that, he was President and CEO of Mortgage Edge Corporation from 1993 to 1995 and President of Sears Savings Bank from 1989 to 1993.

    Mr. Barr was elected by the holders of Common Shares and Messrs. Carlson and Smith were elected by the holder of Series A Common Shares.

             CLASS III DIRECTORS--TERMS SCHEDULED TO EXPIRE IN 2000

    The following persons were elected at the Annual Meeting of Shareholders on May 12, 1997, to serve as the initial Class III Directors for a period of three years or until their successors are qualified and elected:

                                                              POSITION WITH THE COMPANY              SERVED AS
                  NAME                        AGE              AND PRINCIPAL OCCUPATION           DIRECTOR SINCE
----------------------------------------      ---      ----------------------------------------  -----------------
Thomas W. Wilson, Jr....................          66   Director of the Company and Chairman,              1996
                                                        Information Resources, Inc.
LeRoy T. Carlson, Sr....................          81   Director of the Company and Chairman of            1996
                                                        TDS
Murray L. Swanson.......................          56   Director of the Company and Executive              1996
                                                        Vice President and Chief Financial
                                                        Officer of TDS

    Thomas W. Wilson, Jr. has been Chairman of Information Resources, Inc., a consumer research corporation based in Chicago, since 1995. Prior to his retirement in 1990, he was a Director of McKinsey & Company, where he spent 23 years. He also serves on the Board of Directors of Information Resources, Inc. and Productivity Solutions, Inc.

    LeRoy T. Carlson, Sr. has been Chairman of TDS for more than five years. He is also a Director of TDS and United States Cellular. He is the father of LeRoy
T. Carlson, Jr. and Walter C.D. Carlson.

    Murray L. Swanson has been Executive Vice President and Chief Financial Officer of TDS for more than five years. He also serves on the Board of Directors of TDS, United States Cellular and TDS Telecom.

    Mr. Wilson was elected by the holders of Common Shares and Messrs. Carlson and Swanson were elected by the holder of Series A Common Shares.

                            COMMITTEES AND MEETINGS

    The Board of Directors of the Company held five meetings during 1997. All of the Directors attended at least 75 percent of the meetings of the Board of Directors held in 1997, except Mr. LeRoy T. Carlson, Sr. who attended three of the meetings.

    The Board of Directors does not presently have a formal Director nominating committee.

    The Audit Committee of the Board of Directors, among other things, determines audit policies, reviews external and internal audit reports and reviews recommendations made by the Company's internal auditing staff and independent public accountants. The Audit Committee is composed of Messrs. Walter C.D. Carlson (Chairman), John D. Foster and Thomas W. Wilson, Jr. The Audit Committee held four meetings in 1997. Messrs. Carlson, Foster and Wilson attended all of the meetings held in 1997.

    The Stock Option Compensation Committee of the Board of Directors consists of Thomas W. Wilson, Jr. (Chairman) and John D. Foster. The principal functions of the Stock Option Compensation

Committee are to consider and approve long-term compensation for Executive Officers and to consider and recommend new long-term compensation plans or changes to long-term compensation plans to the Board of Directors. The Stock Option Compensation Committee held one meeting in 1997 that was attended by Messrs. Wilson and Foster.

    In 1997, the Board of Directors established a special committee consisting of John D. Foster and Thomas W. Wilson, Jr. (the "Special Committee") to consider a proposal by TDS to acquire all of the Common Shares of the Company which it does not own in exchange for TDS tracking stock which tracks the performance of the Company. The Special Committee held one meeting in 1997 that was attended by Messrs. Foster and Wilson.

                               EXECUTIVE OFFICERS

    Set forth below is a Table identifying other Executive Officers of the Company who are not identified in the Tables regarding the election of Directors of the Company.

                     NAME                           AGE                     POSITION WITH COMPANY
----------------------------------------------      ---      ---------------------------------------------------
Joseph E. Griffin.............................          50   Vice President--Business Development
David B. Lowry................................          51   Vice President--Engineering and Operations
David E. McCarthy.............................          44   Vice President--Information Technology
Carol J. Ogren................................          50   Vice President--Human Resources
Gerald N. Rhodes..............................          53   Vice President--Marketing and Sales
B. Scott Dailey...............................          36   Controller and Assistant Secretary
Michael G. Hron...............................          53   Secretary

    JOSEPH E. GRIFFIN. Mr. Griffin became Vice President--Business Development for the Company on March 25, 1996. Mr. Griffin joined the Company from General Magic, Inc. where he was the Director, Alliance Management and Licensing, since 1992. Prior to that, Mr. Griffin served as the Director, Visanet Business Development with Visa International from 1990 to 1992.

    DAVID B. LOWRY. Mr. Lowry became Vice President--Engineering and Operations for the Company on April 10, 1996. Mr. Lowry joined the Company from Go Communications Corporation where he was Senior Vice President and Chief Technical Officer from 1994 to 1996. Mr. Lowry's prior position was Executive Director, Operations & Engineering--U.S. WEST International from 1992 to 1994.

    DAVID E. MCCARTHY. Mr. McCarthy has been Vice President--Information Technology for the Company since May 1, 1996. Mr. McCarthy joined the Company from Telezone Corporation where he was Chief Information Officer from 1994 to 1996. Prior to Telezone, he held key information technology positions with Baycom, Inc. and STM Systems Corporation from 1981 to 1993.

    CAROL J. OGREN. Ms. Ogren has been Vice President--Human Resources for the Company since March 1, 1996. Prior to March 1, 1996, she served as the Director, Human Resources of the Company, beginning August 8, 1995. Before joining the Company, she held a series of key human resources positions with Ameritech (1982-1994) and operating positions within AT&T Corp. (1981-1982) and Illinois Bell Telephone Company (1971-1981).

    GERALD N. RHODES. Mr. Rhodes has been Vice President--Marketing and Sales for the Company since September 9, 1996. Prior to joining the Company Mr. Rhodes held the positions of Vice President of Strategic & Emerging Markets and Vice President of Marketing (Consumer) for U.S. Sprint Corporation from 1993 to 1996. Between 1984 and 1993, Mr. Rhodes held senior marketing positions at Citibank.

    B. SCOTT DAILEY. Mr. Dailey has been the Controller of the Company since December 1995 and Assistant Secretary since October 21, 1996, and was appointed the Principal Accounting Officer of the Company in 1996. Mr. Dailey joined the Company from Mortgage Edge Corporation where he was the

Chief Financial Officer from 1994 to 1995. Prior to that, he was the Controller for Dovenmuehle Mortgage Company from 1993 to 1994 and, from 1991 to 1993, he was the Director, Financial Planning and Analysis for Sears Mortgage Corporation.

    MICHAEL G. HRON. Mr. Hron has been the Secretary of the Company since 1994. He has been a partner at the law firm of Sidley & Austin for more than five years.

    All of the Company's Executive Officers devote all of their professional time to the affairs of the Company, with the exception of LeRoy T. Carlson, Jr. and Michael G. Hron. Mr. Carlson devotes most of his professional time as President and Chief Executive Officer at TDS, but does devote a portion of his time to the Company, and Mr. Hron is a practicing attorney who devotes most of his professional time as outside counsel to TDS and affiliated companies, including Aerial.

                                   PROPOSAL 2
                   AMENDMENT OF 1996 LONG-TERM INCENTIVE PLAN

GENERAL

    Aerial Communication, Inc. 1996 Long-Term Incentive Plan became effective on April 25, 1996, the date of the Company's initial public offering ("IPO"), and will terminate ten years thereafter unless terminated earlier by the Board of Directors. The shareholders of the Company approved such plan at the 1996 Annual Meeting. Initially, 1,500,000 shares of the Company's Common Stock were reserved for issuance under the 1996 Long-Term Incentive Plan. The Company granted options with respect to 1,447,740 shares of Common Stock under such Plan and, accordingly, 52,260 shares of Common Stock remain available for issuance. The Board of Directors believes that it is desirable to increase the number of shares available for issuance under the 1996 Long-Term Incentive Plan to increase the Company's flexibility in granting options and other awards when circumstances warrant. In connection therewith, the Board of Directors has approved an amendment of such Plan from 1,500,000 share to 3,000,000 shares (the "Amendment") (the Company's 1996 Long-Term Incentive Plan, as amended, is hereinafter referred to as the "1996 Plan"). Accordingly, the Amendment to the 1996 Plan to increase the number of shares authorized for issuance from 1,500,000 to 3,000,000 is being submitted for approval by shareholders at the 1998 Annual Meeting. The following is a description of the 1996 Plan.

DESCRIPTION OF THE 1996 PLAN

    The purposes of the 1996 Plan are (i) to align the interests of the shareholders of the Company and the Executive Officers and key management employees of the Company hired by the Company ("employees") who receive options under the 1996 Plan by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining such employees of the Company, and (iii) to motivate such employees to act in the long-term best interests of the Company.

    The 1996 Plan will be administered by the Stock Option Compensation Committee (the "Option Committee") designated by the Board of Directors of the Company, consisting of two or more members of the Board of Directors, each of whom may be required to be "outside directors," within the meaning of Section 162(m) of the Code, and a "Non-Employee Director," within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Option Committee will select those eligible employees for participation in the 1996 Plan as the Option Committee determines and will determine the form and timing of each grant of an option and the number of Common Shares subject to each option, the purchase price per Common Share purchasable upon exercise of the option, the time and conditions of exercise of the option and all other terms and conditions of the option, including, without limitation, the form of the award evidencing of the option.

    Participants in the 1996 Plan may consist of such employees of the Company as the Option Committee may select from time to time. The Option Committee may grant incentive stock options which meet the requirements of Section 422 of the Code ("ISOs") or non-qualified stock options which are not ISOs ("NSOs"). Each ISO must be granted within ten years of the effective date of the 1996 Plan. Options will be subject to the terms and conditions set forth in the 1996 Plan and will contain such additional terms and conditions, not inconsistent with the terms of the 1996 Plan, as the Option Committee deems advisable, except that the Option Committee may not grant an option or options in any calendar year to any eligible employee which, in the aggregate, give such an employee an option to purchase more than 300,000 Common Shares (as may be adjusted pursuant to the 1996 Plan due to changes in the capital structure of the Company).

    The number of Common Shares subject to an option and the purchase price per Common Share purchasable upon exercise of the option will be determined by the Committee in its discretion. The 1996 Plan provides that the purchase price per Common Share purchasable upon exercise of either an ISO or a NSO generally will be the average fair market value of a Common Share during the twenty trading days immediately preceding the date the option is granted, but, in the case of an ISO, will not be less than one hundred percent of the fair market value of a Common Share on the date of grant of such option and that, if an ISO is granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company or any of its subsidiaries (a "ten percent holder"), the purchase price per Common Share must be at least one hundred ten percent of its fair market value. In the case of options which were granted in connection with the Company's IPO, the purchase price was $17.00 per share, the initial public offering price of a Common Share.

    The period during which an option may be exercised will be determined by the Option Committee. The 1996 Plan provides that no ISO may be exercised later than ten years after its date of grant and that, if an ISO is granted to a ten percent holder, such option must be exercised within five years of its date of grant. The Option Committee may establish performance measures which must be satisfied during a performance period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. Notwithstanding any other provision of the 1996 Plan or any provision of any award, in the event of a change in control (as defined in the 1996 Plan) of the Company, all outstanding options will become immediately exercisable in full.

    The maximum number of shares available to be offered to approximately 41 eligible employees will initially be 3,000,000 Common Shares, subject to adjustment in the event of certain changes in the capital structure of the Company. To the extent that any such event entitles a holder of an option to purchase additional Common Shares or other securities, the securities available under the 1996 Plan will be deemed to include such additional Common Shares or other securities.

    The Board of Directors may amend the 1996 Plan as it deems advisable, subject to any requirement of shareholder approval under applicable law, including Section 162(m) of the Code, except that, subject to adjustment for certain changes in the capital structure of the Company, no amendment may be made without shareholder approval if such amendment (a) would increase the maximum number of Common Shares available for issuance under the 1996 Plan or
(b) would reduce the minimum purchase price in the case of an option and no amendment may extend the term of the 1996 Plan or effect any change inconsistent with Section 422 of the Code with respect to any ISO granted under the 1996 Plan.

    There are no tax consequences to the Company or a participant upon the grant of an option pursuant to the 1996 Plan. A participant who is granted an NSO generally will recognize income at the time such option is exercised in an amount equal to the difference between the exercise price of the Common Shares with respect to which the option is exercised and the market value of the shares on the date of exercise. The Company will be entitled to a tax deduction for the amount of income recognized by a participant. A participant who is granted an ISO will not recognize any taxable income at the time of its exercise. If the holder of an ISO does not dispose of the Common Shares acquired upon the exercise of the option before the later of two years from the date of grant of the option and one year from the date of exercise, any gain or loss realized on a subsequent disposition of the shares will be treated as a long-term capital gain or loss, and the Company will not be entitled to any deduction for federal income tax purposes. If the holder sells or disposes of the Common Shares acquired upon the exercise of an ISO within two years from the date of the grant or one year from the date of exercise (a "disqualifying disposition") and the amount realized upon such disposition is greater than the exercise price, then the holder will recognize ordinary income at the time of the disqualifying disposition in an amount equal to the excess of the lesser of (i) the amount realized upon the disposition and (ii) the fair market value of the shares disposed of, determined on the date such shares were transferred to the holder pursuant to the exercise of the option, over the exercise price. The Company generally will be entitled to a deduction corresponding to the amount of recognized ordinary income.

    The following Table specifies the number of Common Shares that are subject to options granted to the named Executive Officer or Group as of December 31, 1997.

                         1996 LONG-TERM INCENTIVE PLAN

                                                                                                  NUMBER OF STOCK
                                      NAME AND POSITION(1)                                           OPTIONS(2)
------------------------------------------------------------------------------------------------  ----------------
LeRoy T. Carlson, Jr............................................................................             -0-
  Chairman(3)
Donald W. Warkentin.............................................................................         255,112
  President and Chief Executive Officer
Gerald N. Rhodes................................................................................         108,375
  Vice President-Marketing and Sales
J. Clarke Smith.................................................................................         124,212
  Vice President--Finance and Administration, Chief Financial Officer, Treasurer, and Assistant
  Secretary
David B. Lowry..................................................................................          79,608
  Vice President--Engineering and Operations
Carol J. Ogren..................................................................................          51,950
  Vice President--Human Resources
Other Executive Officers........................................................................         117,866
                                                                                                  ----------------
Executive Officers Group........................................................................         737,123
Non-Executive Officer Board of Director Group...................................................             -0-
Non-Executive Officer Employee Group............................................................         710,617
                                                                                                  ----------------
    TOTAL.......................................................................................       1,447,740
                                                                                                  ----------------
                                                                                                  ----------------

------------------------

(1) Represents the number of Common Shares that are subject to options granted to the named Executive Officer or Group.

(2) Since the option exercise price for all options was equal to or greater than the fair market value of the underlying Common Shares on the grant date, no value was assigned to the options for purposes of the above table.

(3) Pursuant to the 1996 Plan, LeRoy T. Carlson, Jr. is not eligible to participate.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF 1996 LONG-TERM INCENTIVE PLAN.

                                   PROPOSAL 3
                         INDEPENDENT PUBLIC ACCOUNTANTS

    The Board of Directors anticipates continuing the services of Arthur Andersen LLP as independent public accountants for the 1998 fiscal year. Representatives of Arthur Andersen LLP, who served as independent public accountants for the last fiscal year, are expected to be present at the Annual Meeting of Shareholders and will have the opportunity to make a statement and respond to questions at the Annual Meeting.

    Shareholder ratification of the selection of Arthur Andersen LLP as the Company's independent public accountants is not required by the Bylaws or otherwise. As a matter of good corporate practice, however, the Board of Directors has elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the Annual Meeting. Should the shareholders fail to ratify the selection of Arthur Andersen LLP as independent public accountants, the Board of Directors will consider whether to retain such firm for the year ending December 31, 1998, subject to the obligations of the Company under the Intercompany Agreement discussed below to engage the firm of independent public accountants selected by TDS or selected by the Company's Audit Committee and acceptable to TDS.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SELECTION OF ARTHUR ANDERSEN LLP AS INDEPENDENT PUBLIC ACCOUNTANTS FOR THE COMPANY FOR THE 1998 FISCAL YEAR.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

    The following Table sets forth compensation information for the President and Chief Executive Officer of the Company and the next four most highly compensated Executive Officers of the Company for services rendered during the years ended December 31, 1997, 1996, and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG-TERM COMPENSATION
                                                                                                AWARDS
                                                           ANNUAL                    ----------------------------
                                                       COMPENSATION(2)                  SECURITIES UNDERLYING          ALL OTHER
         NAME & PRINCIPAL POSITION(1)            YEAR     SALARY(3)       BONUS(4)         OPTIONS/SARS(5)          COMPENSATION(6)
-----------------------------------------------  ----  ---------------   ----------  ----------------------------   ---------------
Donald W. Warkentin............................  1997     $283,011       $   59,873(7)           255,112                $24,817
  President and Chief Executive Officer          1996     $238,996       $  264,372(8)                --                $12,682
                                                 1995     $103,788       $   56,000                 --                  $95,411
Gerald N. Rhodes...............................  1997     $227,301       $   91,828            108,375                  $61,846
  Vice President--Marketing and Sales            1996     $ 60,577       $  116,874(9)                --                $53,772
                                                 1995           --               --                 --                       --
J. Clarke Smith................................  1997     $186,674       $   57,174             69,477                  $16,987
  Vice President--Finance and Administration     1996     $176,875       $   56,493             54,735                  $ 1,679
                                                 1995     $ 21,875       $   32,300                 --                       --
David B. Lowry.................................  1997     $178,518       $   52,445             46,358                  $12,491
  Vice President--Engineering and Operations     1996     $107,462       $   35,806             33,250                  $45,237
                                                 1995           --               --                 --                       --

                                                                                        LONG-TERM COMPENSATION
                                                                                                AWARDS
                                                           ANNUAL                    ----------------------------
                                                       COMPENSATION(2)                  SECURITIES UNDERLYING          ALL OTHER
         NAME & PRINCIPAL POSITION(1)            YEAR     SALARY(3)       BONUS(4)         OPTIONS/SARS(5)          COMPENSATION(6)
-----------------------------------------------  ----  ---------------   ----------  ----------------------------   ---------------
Carol J. Ogren.................................  1997     $152,725       $   59,713             30,950                  $14,357
  Vice President--Human Resources                1996     $125,833       $   38,105             21,000                  $ 2,230
                                                 1995     $ 39,167       $   17,600                 --                  $    53

------------------------

(1) Mr. LeRoy T. Carlson, Jr., Chairman of the Company, receives no compensation directly from the Company. Mr. Carlson is compensated by TDS in connection with his services for TDS and affiliated companies, including Aerial. A portion of Mr. Carlson's salary and bonus paid by TDS is charged to the Company by TDS pursuant to the Intercompany Agreement discussed below. Such allocation in 1997 consisted of $102,091 in salary and $18,256 in bonus for a total of $120,347. Such allocation in the aggregate for 1996 and 1995 was less than $100,000 in each year. Mr. Carlson does not receive any long-term compensation awards or any other compensation directly from the Company. Mr. Carlson receives long-term and other compensation from TDS, but this is not charged to the Company.

(2) Does not include the discount amount of any employee stock purchase plan since such plans generally are available to all eligible salaried employees. Does not include the value of any perquisites and other personal benefits, securities or property, since the aggregate amount of such compensation is less than the lesser of either $50,000 or ten percent of the total of annual salary and bonus reported for the named Executive Officers.

(3) Represents the dollar value of base salary (cash and non-cash) earned by the named Executive Officer during 1997, 1996 and 1995.

(4) Represents the dollar value of bonus (cash and non-cash) earned by the named Executive Officer during 1997, 1996, and 1995.

(5) Represents the number of shares of common stock of the Company subject to stock options awarded during the fiscal year identified. No stock appreciation rights ("SARs") were awarded, either on a stand-alone basis or in tandem with options, during any of the identified fiscal years.

(6) Includes contributions for the benefit of the named Executive Officer under the TDS Tax-Deferred Savings Plan ("TDSP"), the Wireless Companies' Pension Plan ("Pension Plan") and the TDS Supplemental Executive Retirement Plan ("SERP"), the taxable dollar value of any insurance premiums paid during the covered fiscal year with respect to term life insurance for the benefit of the named Executive Officer ("Life Insurance") and the reimbursement of moving expenses ("Moving Expenses"), as indicated below for 1997.

                               DONALD W. WARKENTIN    GERALD N. RHODES   J. CLARKE SMITH  DAVID B. LOWRY   CAROL J. OGREN
                               --------------------  ------------------  ---------------  ---------------  ---------------
TDSP.........................       $    3,166           $    1,948        $     3,166      $     3,166      $     3,166
Pension Plan.................       $    7,638           $    2,775        $     7,638      $     4,641      $     7,638
SERP.........................       $   13,563           $    9,904        $     4,966      $     3,938      $     2,987
Life Insurance...............       $      450           $    1,034        $     1,217      $       746      $       566
Moving Expense...............               --           $   46,185                 --               --               --
                                      --------             --------      ---------------  ---------------  ---------------
Total........................       $   24,817           $   61,846        $    16,987      $    12,491      $    14,357
                                      --------             --------      ---------------  ---------------  ---------------
                                      --------             --------      ---------------  ---------------  ---------------

------------------------

(7) Does not include the 1997 fourth quarter and year-end bonuses which have not been determined by the Chairman.

(8) Includes a $150,000 signing bonus on his one year anniversary date of his employment by the Company.

(9) Includes a $80,000 signing bonus.

GENERAL INFORMATION REGARDING OPTIONS AND SARS

    The following Tables show, as to the Executive Officers who are named in the Summary Compensation Table, information regarding Options and/or SARs.

              INDIVIDUAL AND AGGREGATED OPTION/SAR GRANTS IN 1997

                                                                                                                  POTENTIAL
                                                                                                                  REALIZABLE
                                                                                                                  VALUE AT
                                                                                                                   ASSUMED
                                                                                                                   ANNUAL
                                                                                                                    RATES
                                                                                                                  OF STOCK
                                                                                                                    PRICE
                                                                                                                  APPRECIATION
                                                                                                                     FOR
                                  NUMBER OF         % OF TOTAL                                                     OPTION
                                 SECURITIES        OPTIONS/SARS                                                   TERMS(5)
                                 UNDERLYING         GRANTED TO       EXERCISE      MARKET         EXPIRATION      ---------
          NAME(1)              OPTIONS/SARS(2)     EMPLOYEES(3)        PRICE      PRICE(4)           DATE            5%
----------------------------  -----------------  -----------------  -----------  -----------  ------------------  ---------
Donald W. Warkentin
  1996 Performance
    Options(6)..............         43,729               3.02%      $    4.94    $    4.88   December 15, 2007   $ 142,051
  1996 Supplemental
    Options(7)..............        104,500               7.22%      $    9.74    $    7.38   April 18, 2006      $ 192,565
  1996 Automatic
    Options(8)..............        106,883               7.38%      $   17.00    $    6.38   April 18, 2006             --
Gerald N. Rhodes
  1996 Automatic
    Options(10).............        108,375               7.49%      $    9.74    $    7.38   April 18, 2006      $ 199,705
J. Clarke Smith
  1996 Performance
    Options(6)..............         15,977                1.1%      $    4.94    $    4.88   December 15, 2007   $  51,900
  1996 Supplemental
    Options(7)..............         53,500               3.70%      $    9.74    $    7.38   April 18, 2006      $  98,586
David B. Lowry
  1996 Performance
    Options(6)..............         13,958               0.96%      $    4.94    $    4.88   December 15, 2007   $  45,342
  1996 Supplemental
    Options(7)..............         32,400               2.24%      $    9.74    $    7.38   April 18, 2006      $  59,704
Carol J. Ogren
  1996 Performance
    Options(6)..............         10,250               0.71%      $    4.94    $    4.88   December 15, 2007   $  33,296
  1996 Supplemental
    Options(7)..............         20,700               1.43%      $    9.74    $    7.38   April 18, 2006      $  38,144


          NAME(1)                10%
----------------------------  ----------
Donald W. Warkentin
  1996 Performance
    Options(6)..............  $  370,511
  1996 Supplemental
    Options(7)..............  $  842,427
  1996 Automatic
    Options(8)..............          --
Gerald N. Rhodes
  1996 Automatic
    Options(10).............  $  873,666
J. Clarke Smith
  1996 Performance
    Options(6)..............  $  135,371
  1996 Supplemental
    Options(7)..............  $  431,291
David B. Lowry
  1996 Performance
    Options(6)..............  $  118,265
  1996 Supplemental
    Options(7)..............  $  261,193
Carol J. Ogren
  1996 Performance
    Options(6)..............  $   86,847
  1996 Supplemental
    Options(7)..............  $  166,873

------------------------------

(1) Mr. LeRoy T. Carlson, Jr. does not receive Options/SARs from the Company. Mr Carlson receives long-term compensation from TDS, but this is not charged to the Company by TDS.

(2) Represents the number of Company shares underlying Options/SARs which were awarded for the named Executive Officer during the fiscal year.

(3) Represents the percent of Options/SARs awarded to each participant.

(4) Represents the average of the high and low sales price of the shares as of the award date.

(5) Represents the potential realizable value of each grant of Options, assuming that the market price of the shares appreciates in value from the award date to the end of the Option term at the indicated annualized rates.

(6) The 1996 Performance Options became exercisable on December 15, 1996, and are exercisable until December 15, 2007, at the exercise price of $4.94 per share and expire on December 15, 2007.

(7) The 1996 Supplemental Options became exercisable in annual increments of twenty percent on January 23, 1997, and on December 15 of each year of 1997, 1998, 1999 and 2000 at the exercise price of $9.74 per share and expire on April 18, 2006.

(8) Such Options were granted on February 24, 1997, at the Company's initial public offering price of $17.00 per share. They were immediately exercisable with respect to 21,377 Common Shares, became exercisable with respect to an additional 21,377

    Common Shares on December 15, 1997, and will become exercisable with respect to an additional 21,377 Common Shares on each of December 15, 1998, 1999 and 2000, and expire on April 18, 2006.

(9) Mr. Rhodes joined the Company in September 1996 and did not receive any options until 1997.

(10) Such Automatic Options became exercisable with respect to twenty percent of such options on January 23, 1997, and on December 15, 1997, and will become exercisable with respect to twenty percent of such options on December 15 in 1998, 1999 and 2000, at the exercise price of $9.74 per share and expire on April 18, 2006.

                  AGGREGATED OPTION/SAR EXERCISES IN 1997 AND
                 AGGREGATED DECEMBER 31, 1997 OPTION/SAR VALUE

                                                                                  AS OF DECEMBER 31, 1997
                                                                 ----------------------------------------------------------
                                                                     NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                                    UNDERLYING UNEXERCISED             IN-THE-MONEY
                                                                       OPTIONS/SARS(2)               OPTIONS/SARS(3)
                                                                 ----------------------------  ----------------------------
                            NAME(1)                              EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
---------------------------------------------------------------  -----------  ---------------  -----------  ---------------
Donald W. Warkentin(4)
  1996 Performance Options(4)..................................      43,729             --      $ 103,747             --
  1996 Supplemental Options(5).................................      41,800         62,700             --             --
  1996 Automatic Options(6)....................................      42,753         64,130             --             --
                                                                 -----------  ---------------  -----------  ---------------
    TOTAL......................................................     128,282        126,830      $ 103,747             --
                                                                 -----------  ---------------  -----------  ---------------
                                                                 -----------  ---------------  -----------  ---------------
Gerald N. Rhodes
  1996 Automatic Options(7)....................................      43,350         65,025             --             --
                                                                 -----------  ---------------  -----------  ---------------
    TOTAL......................................................      43,350         65,025             --             --
                                                                 -----------  ---------------  -----------  ---------------
                                                                 -----------  ---------------  -----------  ---------------
J. Clarke Smith
  1996 Performance Options(4)..................................      15,977             --      $  37,905             --
  1996 Supplemental Options(5).................................      21,400         32,100             --             --
  1996 Automatic Options(6)....................................      21,894         32,841             --             --
                                                                 -----------  ---------------  -----------  ---------------
    TOTAL......................................................      59,271         64,941      $  37,905             --
                                                                 -----------  ---------------  -----------  ---------------
                                                                 -----------  ---------------  -----------  ---------------
David B. Lowry
  1996 Performance Options(4)..................................      13,958             --      $  33,115             --
  1996 Supplemental Options(5).................................      12,960         19,440             --             --
  1996 Automatic Options(6)....................................      13,300         19,950             --             --
                                                                 -----------  ---------------  -----------  ---------------
    TOTAL......................................................      40,218         39,390      $  33,115             --
                                                                 -----------  ---------------  -----------  ---------------
                                                                 -----------  ---------------  -----------  ---------------
Carol J. Ogren.................................................
  1996 Performance Options(4)..................................      10,250             --      $  24,318             --
  1996 Supplemental Options(5).................................       8,280         12,420             --             --
  1996 Automatic Options(6)....................................       8,400         12,600             --             --
                                                                 -----------  ---------------  -----------  ---------------
    TOTAL......................................................      26,930         25,020      $  24,318             --
                                                                 -----------  ---------------  -----------  ---------------
                                                                 -----------  ---------------  -----------  ---------------

------------------------------

(1) Mr. LeRoy T. Carlson, Jr., does not receive Options or SARs from the Company. Mr. Carlson receives long-term compensation from TDS, but this is not charged to the Company by TDS.

(2) Represents number of shares subject to free-standing Options and/or free-standing SARs, as indicated as of December 31, 1997.

(3) Represents the aggregate dollar value of the in-the-money, unexercised Options and/or SARs held at December 31, 1997, based on the difference between the exercised price and $7.3125, the average of the high and low sales price on December 31, 1997.

(4) The 1996 Performance Options became exercisable on December 15, 1997, and are exercisable until December 15, 2007, at the exercise price of $4.94 per share.

(5) The 1996 Supplemental Options become exercisable with respect to twenty percent of the underlying shares on January 23, 1997, and December 15 of each of 1998, 1999 and 2000 at the exercise price of $9.74 per share and expire on April 18, 2006.

(6) The 1996 Automatic Options became exercisable with respect to twenty percent of such options on December 15, 1996, and on December 15, 1997, and will become exercisable with respect to twenty percent of such options on December 15 in 1998, 1999 and 2000, at the exercise price of $17.00 per share and expire on April 18, 2006.

(7) Mr. Rhodes joined the Company in September 1996 and did not receive any options until 1997.

    None of the named Executive Officers exercised options in 1996 or 1997.

SUPPLEMENTAL BENEFIT AGREEMENT WITH DONALD W. WARKENTIN

    In 1996, the Company entered into a nonqualified supplemental benefit agreement with Donald W. Warkentin which requires the Company to pay a supplemental retirement benefit to Mr. Warkentin. The agreement was entered into when Mr. Warkentin left employment with TDS and took employment with the Company at the completion of the initial public offering of the Company's Common Shares in 1996 and, as a result, he was no longer eligible to participate in the TDS Pension Plan. Under the supplemental benefit agreement, the Company is obligated to pay Mr. Warkentin an amount equal to the difference between the retirement benefit he will receive from the TDS Wireless Pension Plan and that which he would have received had he continued to work for TDS, less any amounts which he is entitled to receive under any other qualified defined benefit or money purchase pension plan (such as the Wireless Pension Plan). The Company will pay any such benefit at the same time as Mr. Warkentin receives payments from the TDS Wireless Pension Plan. The actual benefits payable to Mr. Warkentin upon retirement will be based upon the facts that exist at the time and will be determined actuarially. Since the nature of this agreement is a defined benefit arrangement, no amounts related thereto are included above in the Summary Compensation Table.

COMPENSATION OF DIRECTORS

    Prior to October 21, 1996, members of the Board of Directors of the Company who were not employees of the Company or its subsidiaries or affiliates received $1,000 for attendance at each meeting of the Board of Directors and $500 for attendance at each Audit Committee meeting and an annual Director's fee consisting of $10,000 in cash and $10,000 in Common Shares of the Company per year. Directors who were employees of the Company or a subsidiary or affiliate thereof did not receive any additional compensation for services rendered as members of the Board of Directors. All directors were reimbursed for out-of-pocket travel expenses incurred in connection with attendance at meetings of the Board of Directors and meetings of committees thereof.

    On October 21, 1996, the Board of Directors of the Company approved a compensation plan (the "Non-Employee Director Plan") for non-employee members of the Board of Directors ("Non-Employee Directors"). A Non-Employee Director is a member of the Board of Directors who is not an employee of the Company, TDS, United States Cellular, American Paging, Inc., or TDS Telecom or their subsidiaries or other corporate affiliates. The purpose of the Non-Employee Director Plan is to provide reasonable compensation to Non-Employee Directors in connection with their services to the Company in order to induce qualified persons to become and serve as Non-Employee Directors of the Company's Board of Directors.

    The Non-Employee Director Plan provides that, effective for the 12 month period ending at the time of the Company's Annual Meeting, each Non-Employee Director will receive an annual Director's fee of $20,000 and that each Non-Employee Director will continue to receive a fee of $1,000, plus reimbursement of reasonable out-of-pocket travel expenses, for attendance at each regularly scheduled or special meeting of the Board of Directors. The Non-Employee Director Plan also provides that each Non-Employee Director will receive a fee of $500, plus reimbursement of reasonable out-of-pocket travel expenses, for attendance at each meeting of the Audit Committee, Stock Option Compensation Committee, or other Committee established by resolution of the Board of Directors.

    The Non-Employee Director Plan further provides that fifty percent of the annual Director's fee shall be paid immediately prior to the Company's Annual Meeting of Shareholders by the delivery of Common Shares of the Company having a fair market value, as herein defined, as of the date of payment equal to such percentage of the annual Director's fee.

    Under the Non-Employee Director Plan, for the purposes of determining the number of Common Shares deliverable pursuant to the preceding paragraph, the fair market value of a Common Share of the Company will be the average closing price of Common Shares of the Company as reported on the Nasdaq National Market for the twenty trading days ending on the third trading day before the Annual Meeting of Shareholders. The Board of Directors has reserved 20,000 Common Shares of the Company for issuance pursuant to the Non-Employee Director Plan.

    The Board of Directors also approved a fee of $2,000 per day for service on the Special Committee, plus reimbursement of out-of-pocket travel expenses.

EXECUTIVE OFFICER COMPENSATION REPORT

    This report is submitted by LeRoy T. Carlson, Jr., Chairman of the Company, who in effect functions as the compensation committee of the Board of Directors, except with respect to long-term compensation, and by the Stock Option Compensation Committee, which approves long-term compensation for the Executive Officers of the Company.

    The Chairman, as President and Chief Executive Officer of TDS, is paid by TDS and receives no compensation directly from the Company. As the President and Chief Executive Officer of TDS, the Chairman of the Company represents the controlling shareholder of the Company.

    The Stock Option Compensation Committee of the Company consists of Thomas W. Wilson, Jr. (Chairman) and John D. Foster. The Stock Option Compensation Committee approves long-term compensation for Executive Officers of the Company. The Company's Stock Option Compensation Committee is composed of members of the Board of Directors who are not officers or employees of TDS or any of its corporate subsidiaries or affiliates, including Aerial.

    The Company's compensation policy for Executive Officers is intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the operational and financial performance of the Company. The Company's policy is based on the belief that the incentive compensation performance goals for Executive Officers should be based on factors over which such Executive Officers have significant control and which are important to the Company's long-term success. It also is believed that compensation paid should be appropriate in relation to the financial performance of the Company and should be sufficient to enable the Company to attract and retain individuals possessing the talents required for the Company's long-term successful performance.

    Executive Officers compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. The Company evaluates the base salary and bonus of each Executive Officer on an annual basis. Annual compensation decisions are based partly on annual performance measures, as described below. Long-term compensation is intended to compensate Executive Officers primarily for their contributions to long-term increases in shareholder value. Long-term compensation generally is provided through the grant of Options.

    The process of determining base salary begins with obtaining appropriate comparative data for each Executive Officer's position. Sources for comparative data include surveys of General Industry, such as the Cooper & Lybrand Compensation Study of 55 companies from the following industries: Business Services, Utilities, Non-durable Manufacturing, and Durable Manufacturing ranging up to one billion dollars in revenue. Also included are telecommunications industry figures taken from the Wyatt Compensation Study of twelve hundred companies that range up to one billion dollars in revenue.

    Using this data, the Company's President and Chief Executive Officer provides a recommendation of the appropriate base salary amount for each Executive Officer, excluding himself. The Chairman uses these surveys, as well as the recommendation of the Company's President and Chief Executive Officer and the counsel of the Vice President Human Resources of TDS, to make a personal determination of the appropriate salary level for each Executive Officer. The base salary level of the Company's President and Chief Executive Officer is based on data from the above sources combined with the counsel of the Vice President Human Resources of TDS and the personal evaluation of the Chairman. Targeted compensation for the Executive Officers (base salary plus bonus) approximates the 50th to 75th percentile of the surveyed positions.

    Annually, the nature and extent of each Executive Officer's personal accomplishments and contributions for the year are evaluated by the Company's President and Chief Executive Officer. This evaluation is based on the attainment of specific, mutually agreed upon individual objectives, as well as the extent to which each Executive Officer contributed to the overall results of the Company. These facts and circumstances are taken into consideration by the Company's President and Chief Executive Officer and by the Chairman in their Executive Officers compensation decisions. Ultimately, it is the judgment of the Chairman that determines an Executive Officer's base salary.

    In addition, the Executive Officers participate in a bonus program. For 1997, the bonus program was built on the Company attaining specific business milestones as well as achieving specific critical financial measurements. The program measured and paid bonuses based on specific criteria established for each of the four 1997 calendar quarters. In addition, financial indicators were measured based on results for the 1997 calendar year. Team performance awards, as well as an individual award, calculated as individual performance results multiplied by the fourth quarter and financial results, were available under the 1997 Aerial Incentive Pay Plan. At target performance, the President and Chief Executive Officer and the Vice President of Marketing and Sales would be compensated at forty percent of base salary and all other Executive Officers at thirty percent of base. Overall 1997 Company results were evaluated at 94 percent of target and named Executive Officers' performance results ranged from 110 percent to 118 percent of target.

    The salary and bonus for the President and Chief Executive Officer is established in a manner similar to that described for the Executive Officers. In addition to survey data, the Chairman also considers compensation paid to chief executive officers of comparable companies, including those that are divisions or subsidiaries of parent companies. The base salary of the President and Chief Executive Officer increased from $248,000 in 1996 to $275,000 during 1997, representing an increase of approximately 11 percent. The President and Chief Executive Officer's 1997 bonus, under the 1997 Incentive Pay Plan, was $59,873 (fourth quarter and year-end bonuses have not been determined by the Chairman). The 1998 base salary and target incentive bonus have not been determined by the Chairman.

    SECTION 162(m) OF THE CODE. Section 162(m) of the Code generally limits to one million dollars the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's chief executive officer and the corporation's four most highly compensated officers other than the chief executive officer, subject to certain exceptions. One such exception is "qualified performance-based" compensation. Compensation paid under stock option plans is "qualified performance-based compensation" if all of the following conditions are satisfied: (i) options are granted by a compensation committee consisting solely of two or more "outside directors;" (ii) the stock option plan states the maximum number of shares with respect to which options may be granted during a specified period to any individual; (iii) under the term of the option, the amount of compensation the optionee could receive is based solely upon an increase in the value of the stock after the grant date; and (iv) the material terms of the stock option plan must be disclosed to the publicly held corporation's shareholders and approved by them before any compensation under the plan is paid. The Company is seeking stockholder approval of the Company's amendment to the Long-Term Incentive Plan at the 1998 Annual Meeting of Shareholders so that, if all other requirements are satisfied, stock options granted thereunder may qualify as performance-based compensation within the meaning of
Section 162(m). In addition, the Stock Option Compensation Committee consists solely of "outside directors," as defined for purposes of Section 162(m) of the Code. Due to these and other reasons, the Company does not believe that the one million dollar deduction limitation should have a material effect on the Company in the near future. If the one million dollar deduction limitation is expected to have a material effect on the Company in the future, the Company will consider ways to maximize the deductibility of executive compensation, while retaining the discretion the Company deems necessary to compensate Executive Officers in a manner commensurate with performance and the competitive environment for executive talent.

    The above Executive Officer Compensation Report is submitted by the Chairman of the Board of Directors: LeRoy T. Carlson, Jr., and by the Stock Option Compensation Committee: Thomas W. Wilson, Jr. (Chairman), and John D. Foster.

STOCK PERFORMANCE CHART

    The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) for a period from April 25, 1996, to December 31, 1997, in comparison to returns of the Nasdaq Stock Market--U.S. Index and the Nasdaq Telecommunications Index for the 21 months ended December 31, 1997.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             AERIAL     NASDAQ US     NASDAQ - TELECOM
4/25/96       $100.00       $100.00              $100.00
4/30/96         93.75        100.55                77.40
5/31/96         82.81        105.17                79.27
6/28/96         67.19        100.43                76.92
7/31/96         57.03         91.48                67.02
8/30/96         59.38         96.61                70.24
9/30/96         63.28        104.00                72.39
10/31/96        47.66        102.85                69.39
11/29/96        53.13        109.21                70.51
12/31/96        50.78        109.11                72.48
1/31/97         42.19        116.86                74.24
2/28/98         35.16        110.40                72.19
3/31/97         34.38        103.20                67.37
4/30/97         30.47        106.42                69.93
5/30/97         55.47        118.49                78.59
6/30/97         53.13        122.11                84.57
7/31/97         50.78        135.00                89.89
8/29/97         54.30        134.80                86.86
9/30/97         55.86        142.77                98.17
10/31/97        53.13        135.35               101.03
11/28/97        56.64        136.02               101.73
12/31/97        44.53        133.89               107.06

    Assumes $100 invested at the close of trading April 25, 1996 in Aerial Communications, Inc. Common Stock, the Nasdaq Stock Market-U.S. Index and the Nasdaq Telecommunications Index.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    As noted above, LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS, makes annual executive compensation decisions for TDS, other than for himself. The Stock Option Compensation Committee of TDS makes annual executive compensation decisions for the President and Chief Executive Officer of TDS and approves long-term compensation awards for the Executive Officers of TDS. The TDS Stock Option Compensation Committee is composed of members of the TDS Board of Directors who are not officers or employees of TDS or any of its subsidiaries, and who are not Directors of any TDS subsidiaries. LeRoy T. Carlson, Jr., is a member of the Board of Directors of TDS and the Company. LeRoy T. Carlson, Jr. is also the Chairman of the Company and, as such, approves the Executive Officer compensation decisions for the Company. LeRoy T. Carlson, Jr. is compensated by TDS for his services to TDS and all of its subsidiaries. TDS is reimbursed, however, by the Company for a portion of LeRoy T. Carlson Jr.'s salary and bonus paid by TDS pursuant to the Intercompany Agreement described below. See Footnote (1) to the Summary Compensation Table, above.

    Donald W. Warkentin, a Director and the President and Chief Executive Officer of the Company, participates in Executive Officers compensation decisions for the Company, other than for himself. Long-term compensation for Executive Officers of the Company is approved by the Stock Option Compensation Committee of the Company, which consists of Company Directors Thomas W. Wilson, Jr. (Chairman) and John D. Foster. The Company's Stock Option Compensation Committee is composed of members of the Board of Directors of the Company who are not Executive Officers of the Company or its corporate affiliates.

    LeRoy T. Carlson, Jr. and Walter C.D. Carlson, Directors of the Company, are trustees and beneficiaries of the voting trust that controls TDS, which controls the Company, and LeRoy T. Carlson, Jr., a Director of the Company, also is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management." LeRoy T. Carlson, LeRoy T. Carlson, Jr., Walter C.D. Carlson and Murray L. Swanson, James Barr III and Rudolph E. Hornacek, Directors of the Company, are also Directors of TDS. See "Election of Directors."

                     ARRANGEMENTS AND TRANSACTIONS WITH TDS

    The Company has entered into a number of arrangements and transactions with TDS. Some of these arrangements were established prior to the Company's IPO when TDS owned more than ninety percent of the Company's outstanding capital stock and were not the result of arm's-length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to the Company or will continue to provide the Company with the same level of support for the Company's financing and other needs as TDS has provided in the past. The principal arrangements that exist between the Company and TDS are summarized below.

    In connection with the Aerial Merger, TDS intends to terminate certain Intercompany Agreements between TDS and Aerial. Thereafter, all of the relationships between TDS and such subsidiaries would be determined solely by policies that management of TDS believes to be reasonable. Many such policies would continue the arrangements which presently exist between TDS and Aerial pursuant to the Intercompany Agreements, but TDS would have no contractual obligation to continue such policies after the Intercompany Agreements have been terminated.

EXCHANGE AGREEMENT

    The Company and TDS are parties to an Exchange Agreement dated as of January 1, 1996 (the "Exchange Agreement").

    COMMON SHARE PURCHASE RIGHTS; POTENTIAL DILUTION. The Exchange Agreement grants TDS the right to subscribe to any issuance of Common Shares or any other voting securities of the Company, or of any securities convertible into or exchangeable for, or carrying a right to subscribe to or acquire, Common Shares or any voting securities of the Company, other than the Common Shares issued in the IPO, to the extent necessary for TDS to maintain its proportionate interest in the Common Shares. To the extent an issuance of Common Shares or other securities by the Company is to be made for consideration other than cash, the fair market value of the non-cash consideration will be determined by the Company's Board of Directors. For purposes of calculating TDS's proportionate interest in the Common Shares, the Series A Common Shares will be treated as if converted into Common Shares. Upon notice to the Company, TDS will be entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be reduced.

    If TDS elects to exercise its purchase rights, it will be required to pay for all Common Shares issued to it by the Company with cash, cancellation of indebtedness owed by the Company to TDS, or such other consideration as is reasonably acceptable to the Company. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by the Company pursuant thereto could have a dilutive effect on other shareholders of the Company. The purchase rights described above will be in addition to the preemptive rights held by TDS as a holder of Series A Common Shares under the Company's Restated Certificate of Incorporation.

    The Exchange Agreement also contains provisions which contemplate that the Company will issue to TDS from time-to-time additional Series A Common Shares. Any such issuance could have the effect of maintaining or increasing TDS's relative ownership of capital stock and voting power in the Company.

CORPORATE OPPORTUNITY ARRANGEMENTS

    The Company's Restated Certificate of Incorporation provides that the Company may not, directly or indirectly, without the written consent of TDS, own, invest or otherwise have an interest in, lease, operate or manage any business other than a business engaged solely in the construction, ownership or management and operation of a Personal Communications Service ("PCS") telecommunications business and related services. Company management has been informed that TDS anticipates that it would be willing to consent to the Company engaging in the provision of other telecommunications services in addition to PCS. There can be no commitment that TDS will give such consent with respect to the aforementioned or other business opportunities. In addition, TDS could impose conditions on any such consent.

    The Restated Certificate of Incorporation and the Exchange Agreement also restrict the circumstances under which the Company is entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS or any person in which TDS, or any person in which TDS has or acquires a financial interest, is or shall become a party, should be the property of the Company or its subsidiaries. TDS or one of its corporate affiliates, other than the Company, may acquire a Federal Communications Commission ("FCC") license to provide PCS services or acquire control of any entity which has such a license. So long as at least 500,000 Series A Common Shares are outstanding, TDS would be obligated to offer to the Company the opportunity to negotiate regarding the purchase by the Company or one of its subsidiaries of such license or business entity if the relevant FCC license is for (a) a Major Trading Area ("MTA") or
(b) a Basic Trading Area ("BTA") which is located, in whole or in part, in an MTA in which the Company or one of its subsidiaries has a direct or indirect interest.

    The Board of Directors of the Company is aware of the foregoing provisions of the Restated Certificate of Incorporation and the Exchange Agreement and is obligated to act in accordance therewith. In addition, the Board of Directors recognizes that it has, under Delaware law, certain duties and responsibilities to the Company and its shareholders. The Board of Directors has served, and expects to continue to serve the Company and all of its shareholders, including persons who purchase Common Shares hereunder, by seeking to introduce new and improved services, whether developed by the Company or others, in a manner that is in accordance with the Board's obligations and duties and which will permit the Company to compete successfully as a provider of telecommunications services.

REVOLVING CREDIT AGREEMENT

    All of the outstanding financial obligations of the Company to TDS are incorporated under the Revolving Credit Agreement. Pursuant to the Revolving Credit Agreement, as amended, (the "Revolving Credit Agreement"), the Company may borrow up to an aggregate of $525 million from TDS, at an interest rate equal to 1 1/2 percent above the Prime Rate announced from time to time by the LaSalle National Bank of Chicago on the unpaid principal amount, with interest payable on demand at a rate equal to 3 1/2 percent above such Prime Rate on any overdue principal or overdue installment of interest. The advances made by TDS under the Revolving Credit Agreement are unsecured. Interest on the balance due under the Revolving Credit Agreement is payable quarterly and no principal will be payable until the earlier of December 31, 1999, or six months after such time that TDS's ownership of the Company falls below seventy percent, subject to acceleration under certain circumstances, at which time the entire principal balance due under the Revolving Credit Agreement then outstanding will become due and payable. The Company may prepay the balance due under the Revolving Credit Agreement at any time, in whole or in part, without premium. Any principal so repaid is available for the Company to borrow during the remaining term of the Revolving Credit Agreement, subject to the satisfaction of certain conditions. Interest expense incurred by the Company under the Revolving Credit Agreement totaled $21.0 million for the year ended December 31, 1997. The total amount advanced to the Company under the Revolving Credit Agreement as of December 31, 1997, was $448.2 million.

    The Revolving Credit Agreement provides that the Company will not, without the prior written consent of TDS: (i) purchase or redeem (except in limited circumstances set forth in such Agreement) any shares of its stock or declare or pay any dividends thereon or make any other distribution to its shareholders, except to the extent of the cumulative consolidated net income, if any, of the Company; (ii) incur or guarantee any indebtedness that is senior to the Revolving Credit Agreement; or (iii) with certain exceptions, create any lien on any of the Company's assets.

    The Revolving Credit Agreement provides that, if certain "events of default" occur, TDS may immediately declare the amount under the Revolving Credit Agreement due and payable and terminate the Revolving Credit Agreement. Events of default under the Revolving Credit Agreement include the failure to pay interest or principal, the breach of specified covenants (including the covenants specified in the immediately preceding paragraph and covenants to furnish to TDS specified financial information, to permit TDS to visit and inspect the Company's properties, to maintain customary levels of insurance, and to pay all taxes and other material liabilities of the Company), any default under certain other indebtedness, and certain judgments, defaults and events of bankruptcy or insolvency.

TAX ALLOCATION AGREEMENT

    The Company is a party to a Tax Allocation Agreement with TDS (the "Tax Allocation Agreement") under which the Company and its subsidiaries will continue to join in filing consolidated federal income tax returns with TDS and certain corporate affiliates unless TDS's equity interest in the Company falls below eighty percent. For tax years ended prior to January 1, 1996, TDS has reimbursed the Company for the reduction in the provision for federal income taxes reflected in TDS's consolidated statements of income resulting from the inclusion of the Company and its subsidiaries in the TDS affiliated group. For tax years beginning after December 31, 1995, TDS will no longer reimburse the Company on a current basis for losses or credits used by the TDS affiliated group. Instead, the Company will be compensated (by an offset to amounts the Company would otherwise be required to pay to TDS for federal income taxes) for TDS's use of tax benefits at such time as the Company could utilize such benefits on a separate return basis. The Company will be required to pay to TDS an amount equal to the greater of the federal income tax liability of the Company, calculated as if it were a separate affiliated group (including any minimum tax liability, notwithstanding the absence of consolidated group liability for minimum tax) or the tax calculated using the highest marginal tax rate (before taking into account tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the Internal Revenue Service for any consolidated return year (whether before or after the IPO) that involves income, deductions or credits of the Company or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at the expense of the Company. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of the Company, such deficiency or refund will be payable by or to the Company.

    If the Company ceases to be a member of the TDS affiliated group and, for a subsequent year, the Company or its subsidiaries are required to pay a greater amount of federal income tax than they would have paid if they had not been members of the TDS affiliated group after December 31, 1995, TDS will reimburse the Company for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by the Company or its subsidiaries after the Company leaves the TDS affiliated group will be disregarded. No reimbursement will be required if at any time in the future fewer than 500,000 Series A Common Shares are outstanding. Nor will reimbursement be required on account of the income of any subsidiary of the Company if more than fifty percent of the voting power or assets of such subsidiary is held by a person or group other than a person or group owning more than fifty percent of the voting power of TDS.

    Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and the Company and its subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis. Payments under the Tax Allocation Agreement by one party to the other are required to be increased by an amount sufficient so that after deduction of any federal, state or local taxes payable in respect of the receipt of such payments, the net amount received will equal the amount that would have been payable had no deduction been made.

CASH MANAGEMENT AGREEMENT

    The Company has entered into an agreement with TDS pursuant to which it will deposit its excess cash with TDS for investment under TDS's cash management programs. Such arrangement will be continued pursuant to the terms of a Cash Management Agreement (the "Cash Management Agreement"). To the extent of the Company's normal working capital requirements, such cash is deposited into an account (which may include cash from other participants in TDS's cash management programs) and then invested in the name of a nominee for each participant in such account. The Company is credited with, and may withdraw on demand, its pro rata share of investment income from such account minus its pro rata share of costs attributable to such investment income. Funds in excess of the Company's normal working capital requirements that are deposited under the Cash Management Agreement are available to the Company on demand and bear interest each month at the thirty-day Commercial Paper Rate reported in THE WALL STREET JOURNAL on the last business day of the preceding month, plus 1/4 percent, or such higher rate as TDS may in its discretion offer on such demand deposits. The Company may elect to place funds for a longer period than on demand in which event, if such funds are placed with TDS, they will bear interest at the Commercial Paper Rate for investments of similar maturity plus 1/4 percent, or at such higher rate as TDS may in its discretion offer on such investments.

INTERCOMPANY AGREEMENT

    In order to provide for certain transactions and relationships between the parties, the Company and TDS have agreed under an Intercompany Agreement (the "Intercompany Agreement"), among other things, as follows:

    SERVICES. TDS, either directly or through one or more subsidiaries, makes available to the Company from time-to-time management and consulting services such as general management oversight; marketing and customer support, counsel and advice; financial services including general accounting, business planning and budgeting counsel and support, financial reporting, income and other tax consulting and return preparation services, internal auditing, financial information systems support, and treasury services; and human resources support. The Company from time-to-time participates in standing committees, councils, and other activities within the TDS family of companies focused on matters such as improving service to customers, re-engineering business processes and systems, and more generally creating and enhancing synergies within each of TDS's strategic business units and across those units. Unless otherwise specified by written agreement, services provided by TDS or any of its subsidiaries to another member of the consolidated group are charged on the basis of time reports. The costs of such services and any other expenses incurred on behalf of a specific subsidiary will be charged directly to that subsidiary, except, that in the case of services provided to TDS, the Company receives payment for the salaries of its employees and agents assigned to render such services (plus forty percent of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. The costs of services and any other expenses incurred jointly on behalf of a number of subsidiaries are charged to those subsidiaries on the basis of the subsidiaries' relative operating revenues and total assets. Although there can be no assurance that the terms and rates charged by TDS for services to the Company are as favorable to the Company as those the Company could have obtained from unaffiliated third parties, the Company believes that such terms and rates are no less favorable than those available from unaffiliated third parties. Payments by the Company to TDS for such services totaled $3.9 million in 1997.

    MATERIALS AND EQUIPMENT. The Company and its subsidiaries will purchase materials and equipment from TDS and its subsidiaries at cost. In the event items of materials and equipment are not available from TDS and its other subsidiaries, the Company and its subsidiaries would purchase such items from such alternative vendors and on such terms as the Company shall deem appropriate. The Company and its subsidiaries did not purchase any materials or equipment from TDS and its subsidiaries in 1997.

    GUARANTEES. The Company is obligated to use its best efforts to have TDS removed as guarantor or obligor in connection with any indebtedness, lease, contract or other obligation relating to the business of the Company or its subsidiaries. Until TDS is removed as guarantor or obligor, the Company is required to pay TDS semi-annually on June 30 and December 31 in advance 1 1/2 percent (3 percent on an annual basis) of the present value of the amounts that TDS could be required to pay on account of acting as guarantor or obligor, computed by discounting such amounts at a rate per annum equal to the Prime Rate (as defined in the Revolving Credit Agreement) in effect on the June 15 or December 15 preceding the applicable June 30 or December 31, compounded annually. In addition, until TDS is removed as guarantor or obligor, the Company must indemnify TDS with respect to such obligations. As of December 31, 1997, TDS is not obligated as guarantor or obligor under any material Company agreements, with the exception of the Company's Series A and Series B Zero Coupon Notes and the Credit Agreement with Nokia Telecommunications Inc. dated June 19, 1996, as amended. Guarantee fees insured by the Company (including amounts capitalized) totaled $3.3 million for the year ended December 31, 1997.

    ACCOUNTANTS AND LEGAL COUNSEL. The Company has agreed to engage the firm of independent public accountants, selected by TDS, or selected by the Audit Committee of the Company and acceptable to TDS, for purposes of auditing the financial statements of the Company, including the financial statements of its direct and indirect subsidiaries and providing tax, data processing and all other accounting services and advice. The Company also has agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select or approve the counsel to be engaged, which may be the same counsel selected to represent TDS unless there should be a conflict of interest. If TDS and the Company use the same counsel, each is responsible for its portion of the fees and expenses of such counsel.

    INDEMNIFICATION. The Company will indemnify TDS and its subsidiaries against certain losses, claims, damages or liabilities including those arising out of: (i) the conduct by the Company and its subsidiaries of their respective businesses (except where the loss, claim, damage or liability arises from TDS's gross negligence or willful misconduct); (ii) any inaccurate representation or breach of material warranty under the Intercompany Agreement; and (iii) any indebtedness, lease, contract or other obligation referred to under "Guarantees" above. The Company also will indemnify TDS, as a controlling person, against any loss, claim, damage or liability arising out of the IPO (except for losses, claims, damages or liabilities arising from information supplied in writing by TDS for inclusion in this Proxy Statement). TDS similarly will indemnify the Company and its subsidiaries with respect: (i) to the conduct by TDS and its subsidiaries of their respective businesses before the date of such agreement (except where the loss, claim, damage or liability arises from the Company's gross negligence or willful misconduct) and (ii) to any inaccurate material representation or breach of material warranty under the Intercompany Agreement.

    DISPOSAL OF COMPANY SECURITIES. TDS will not dispose of any securities of the Company held by it if such disposition would result in the loss of any license or other authorization held by the Company or its subsidiaries and such loss would have a material adverse effect on the Company and its subsidiaries, taken as a whole.

    TRANSFER OF ASSETS. Without the prior written consent of TDS, the Company or any of its subsidiaries may not transfer (by sale, merger or otherwise) more than 15 percent of its consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

REGISTRATION RIGHTS AGREEMENT

    Under a Registration Rights Agreement (the "Registration Rights Agreement"), the Company has agreed, upon the request of TDS, to file one or more registration statements under the Securities Act or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any debt or equity securities of the Company that TDS may hold at any time. TDS will pay all costs relating thereto and all underwriting discounts and commissions relating to any such offering, except that the Company will pay the fees and expenses of its counsel and accountants and all trustees, transfer agents or other agents appointed in connection therewith. TDS has the right to select or approve the counsel the Company retains to assist it in fulfilling any of its obligations under the Registration Rights Agreement.

    There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that the Company will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of one million shares or one percent of the total number of shares of such class then outstanding or, in the case of debt securities, the principal amount of debt securities covered by the request is at least five million dollars. The Company also has granted TDS the right to include its securities in certain registration statements covering offerings by the Company and will pay all costs of such offerings other than incremental costs attributable to the inclusion of securities of the Company owned by TDS in such registration statements and TDS will pay the fees and expenses of its counsel and all underwriting discounts and commissions.

    The Company will indemnify TDS, its officers and directors and each underwriter, if any, and controlling persons of TDS or any such underwriter against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the Registration Rights Agreement. The Company has the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to ninety days if, in the judgment of the Company, any underwritten offering by the Company for its account then being conducted or about to be conducted would be materially and adversely affected. TDS has further agreed that it will not include any securities of the Company in any registration statement of the Company which, in the judgment of the managing underwriters, would materially and adversely affect any offering by the Company. The rights of TDS under the Registration Rights Agreement are transferable to non-affiliates of TDS.

INSURANCE COST SHARING AGREEMENT

    Pursuant to an Insurance Cost Sharing Agreement (the "Insurance Cost Sharing Agreement"), the Company and its subsidiaries, and their officers, directors and employees, are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to the Company on the same basis as premiums were allocated before the Insurance Cost Sharing Agreement was entered into or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with the Company before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. Management of the Company believes that the amounts payable by the Company under the Insurance Cost Sharing Agreement are generally more favorable than the premiums the Company would pay if it were to obtain coverage under separate policies.

EMPLOYEE BENEFIT PLANS AGREEMENT

    Under an Employee Benefit Plans Agreement, in connection with the purchase by employees of the Company of TDS Common Shares, $1.00 par value ("TDS Common Share"), under the TDS Employee Stock Purchase Plan or pursuant to the exercise of non-qualified stock options granted by TDS, the Company has agreed to reimburse TDS in an amount equal to the excess of the fair market value of the TDS Common Shares on the date of purchase over the amount paid for such shares plus amounts paid or to be paid by TDS for taxes, less any amounts paid by the Company's employees for withholding taxes.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF THE COMPANY BY CERTAIN BENEFICIAL OWNERS

    The following Table sets forth certain information regarding the beneficial ownership by TDS of the Common Shares and Series A Common Shares of the Company as of February 28, 1998. TDS has sole voting and investment power with respect to all shares indicated as beneficially owned by TDS.

                                                                                              PERCENT        PERCENT OF
                  NAME AND ADDRESS                       TITLE OF CLASS(1)        NUMBER     OF CLASS      VOTING POWER(2)
----------------------------------------------------  ------------------------  ----------  -----------  -------------------
Telephone and Data Systems Inc......................  Common Shares             19,086,000        60.3%             3.0%
30 N. LaSalle Street                                  Series A Common Shares    40,000,000       100.0%            95.0%
 Chicago, IL 60602

------------------------------

(1) Series A Common Shares are convertible on a share-for-shares basis at any time into Common Shares.

(2) The Series A Common Shares have 15 votes per share and the Common Shares have 1 vote per share.

SECURITY OWNERSHIP OF THE COMPANY BY MANAGEMENT

    Several Executive Officers and Directors of the Company hold substantial ownership interests indirectly in the Company by virtue of their ownership of the capital stock of TDS. See "Security Ownership of TDS by Management of the Company." In addition, the following members of the Board of Directors and Executive Officers beneficially owned the following number of the Common Shares of the Company as of February 28, 1998:

                                                                         AMOUNT AND
                                                                          NATURE OF                         PERCENT OF
                                                                         BENEFICIAL      PERCENT OF           VOTING
                      NAME                           TITLE OF CLASS     OWNERSHIP(1)        CLASS              POWER
------------------------------------------------  --------------------  -------------  ---------------  -------------------
LeRoy T. Carlson, Jr.,
 C. Theodore Herbert, and
 Michael G. Hron(2).............................         Common Shares        63,671              *                  *
LeRoy T. Carlson................................         Common Shares         1,243              *                  *
LeRoy T. Carlson, Jr.(3)........................         Common Shares         8,400              *                  *
Donald W. Warkentin(4)..........................         Common Shares       134,142              *                  *
Walter C.D. Carlson.............................         Common Shares         2,001              *                  *
Murray L. Swanson...............................         Common Shares         3,600             --                 --
James Barr III..................................                    --            --             --                 --
Rudolph E. Hornacek.............................                    --            --             --                 --
Thomas W. Wilson, Jr............................         Common Shares         2,001              *                  *
John D. Foster(5)...............................         Common Shares         3,001              *                  *
J. Clarke Smith(6)..............................         Common Shares        65,822              *                  *
Carol J. Ogren(7)...............................         Common Shares        28,661              *                  *
Gerald N. Rhodes(8).............................         Common Shares        44,807              *                  *
David B. Lowry(9)...............................         Common Shares        59,645              *                  *
All members of the Board of Directors and
 Executive Officers as a group (17
 persons)(10)...................................         Common Shares       473,686              *                  *

------------------------

* Less than one percent

 (1) The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

 (2) Represents Common Shares acquired through company-match contributions by the persons named as trustees of the Telephone and Data Systems, Inc. Tax Deferred Savings Trust. Does not include 197,691 Common Shares acquired by such trust with employee contributions which are voted by plan participants. Such trustees disclaim beneficial ownership of all such shares except for shares held for their individual benefit in such trust. Information is presented as of December 31, 1997.

 (3) Such Common Shares are owned by Mr. Carlson's wife. Mr. Carlson disclaims beneficial ownership of such shares.

 (4) Includes 128,282 Common Shares subject to Options or SARs which are currently exercisable or exercisable within sixty days.

 (5) Included 1,000 Common Shares which are owned by Mr. Foster's wife.

 (6) Includes 59,271 Common Shares subject to Options or SARs which are currently exercisable or exercisable within sixty days.

 (7) Includes 26,930 Common Shares subject to Options or SARs which are currently exercisable or exercisable within sixty days.

 (8) Includes 43,350 Common Shares subject to Options or SARs which are currently exercisable or exercisable within sixty days.

 (9) Includes 40,218 Common Shares subject to Options or SARs which are currently exercisable or exercisable within sixty days.

 (10) Includes 358,527 Common Shares subject to Options or SARs which are currently exercisable or exercisable within sixty days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16 of the Exchange Act and the rules and regulations thereunder require the Company's Executive Officers and members of its Board of Directors, and persons who are deemed to own more than ten percent of the Common Shares (collectively, the "Reporting Persons"), to file certain reports ("Section 16 Reports") with the SEC with respect to their beneficial ownership of Common Shares. The Reporting Persons also are required to furnish the Company with copies of all Section 16 Reports they file.

    Based on a review of copies of Section 16 Reports furnished to the Company by the Reporting Persons and written representations by Directors and Executive Officers of the Company, the Company believes that all Section 16 filing requirements applicable to the Reporting Persons during and with respect to 1997 were complied with on a timely basis.

DESCRIPTION OF TDS SECURITIES

    The authorized capital stock of TDS consists of 100,000,000 Common Shares, $1.00 par value (the "TDS Common Shares"), 25,000,000 Series A Common Shares, $1.00 par value, (the "TDS Series A Common Shares") and 5,000,000 Preferred Shares, without par value (the "TDS Preferred Shares"). As of February 28, 1998, 53,934,975 TDS Common Shares (excluding Common Shares held by TDS and a subsidiary of TDS), 6,936,277 TDS Series A Common Shares and 294,721 TDS Preferred Shares were outstanding.

    The TDS Series A Common Shares have ten votes per share, and TDS Common Shares and TDS Preferred Shares have one vote per share. The holders of TDS Series A Common Shares, TDS Common Shares and TDS Preferred Shares vote as a single group, except with respect to matters as to which the Iowa Business Corporation Act grants class voting rights and with respect to the election of Directors. With respect to the election of Directors, the holders of TDS Common Shares and the TDS Preferred Shares issued before October 31, 1981, voting as a group, are entitled to elect 25 percent of the Board of Directors of TDS, rounded up to the nearest whole number, and the holders of TDS Series A Common Shares and TDS Preferred Shares issued after October 31, 1981, voting as a group, are entitled to elect the remaining members of the Board of Directors of TDS.

SECURITY OWNERSHIP OF TDS BY MANAGEMENT OF THE COMPANY

    The following Table sets forth the number of TDS Common Shares and TDS Series A Common Shares beneficially owned by each Director of the Company, by each Executive Officer named in the Summary Compensation Table and by all Executive Officers and all members of the Board of Directors and Executive Officers of the Company, as a group, as of February 28, 1998.

                                                                              AMOUNT AND
                                                                              NATURE OF                     PERCENT OF
    NAME OF INDIVIDUAL OR NUMBER                                              BENEFICIAL     PERCENT OF         TDS
        OF PERSONS IN GROUP                    TITLE OF TDS CLASS            OWNERSHIP(1)     TDS CLASS    VOTING POWER
------------------------------------  ------------------------------------  --------------  -------------  -------------
LeRoy T. Carlson, Jr.,
 Walter C.D. Carlson,
 Letitia G.C. Carlson,
 Donald C. Nebergall and
 Melanie J. Heald(2)................  TDS Series A Common Shares                6,337,187          91.4%          51.3%
LeRoy T. Carlson, Jr.,
 C. Theodore Herbert,
 and Michael G. Hron (3)............  TDS Common Shares                           148,876             *              *
                                      TDS Series A Common Shares..........          1,008             *              *
LeRoy T. Carlson, Jr.,
 C. Theodore Herbert,
 and Michael G. Hron(4).............  TDS Common Shares                           142,575             *              *
LeRoy T. Carlson(5)(9)..............  TDS Common Shares                            62,407             *              *
                                      TDS Series A Common Shares..........         51,975             *              *
LeRoy T. Carlson, Jr.(6)(9).........  TDS Common Shares                           165,047             *              *
Walter C.D. Carlson(7)..............  TDS Common Shares                               405             *              *
Murray L. Swanson(8)(9).............  TDS Common Shares                            47,324             *              *
                                      TDS Series A Common Shares..........          2,506             *              *
James Barr III(9)...................  TDS Common Shares                            19,958             *              *
Rudolph E. Hornacek (9)(10).........  TDS Common Shares                            22,410             *              *
                                      TDS Series A Common Shares..........          1,669             *              *
Thomas W. Wilson, Jr................  TDS Common Shares                                --            --             --
John D. Foster......................  TDS Common Shares                                --            --             --
Donald W. Warkentin(9)..............  TDS Common Shares                            29,566             *              *
J. Clarke Smith.....................  TDS Common Shares                                --            --             --
Carol J. Ogren(9)...................  TDS Common Shares                               520             *              *
Gerald N. Rhodes....................  TDS Common Shares                                --            --             --
David B. Lowry......................  TDS Common Shares                                --            --             --
All Directors and Executive Officers
 as a Group (17 persons) (9)........  TDS Common Shares                           640,088           1.2%             *
                                      TDS Series A Common Shares                6,394,345          92.2%          51.7%

------------------------------

* Less than one percent

 (1) The nature of beneficial ownership for shares in this column is sole voting and investment power, except as otherwise set forth in these footnotes.

 (2) The shares of TDS listed are held by the persons named as trustees under a voting trust which expires June 30, 2009, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the Series A Common Shares of TDS held in the trust. If the voting trust were terminated, the following persons would each be deemed to own beneficially over five percent of the outstanding TDS Series A Common
     Shares: Margaret D. Carlson (wife of LeRoy T. Carlson), LeRoy T. Carlson, Jr., Walter C.D. Carlson, Prudence E. Carlson, Letitia G.C. Carlson (children of LeRoy T. Carlson and Margaret D. Carlson), and Donald C. Nebergall, as trustee under certain trusts for the benefit of the heirs of LeRoy T. and Margaret D. Carlson and an educational institution.

 (3) Voting and investment control is shared by the persons named as members of the investment management committee of the Telephone and Data Systems, Inc. Employees' Pension Trust I and the Wireless Companies' Pension Plan. Such members disclaim beneficial ownership of such shares which are held for the benefit of plan participants.

 (4) Voting and investment control with respect to TDS-match shares is shared by the persons named as members of the investment management committee of the Telephone and Data Systems, Inc. Tax-Deferred Savings Trust. Does not include 55,125 shares acquired by such trust employee contributions for which are voting and investment control is passed through to plan participants.

 (5) Includes 51,975 TDS Series A Common Shares held by Mr. LeRoy T. Carlson's wife. Mr. LeRoy T. Carlson disclaims beneficial ownership of such shares. Does not include 252,668 TDS Series A Common Shares held for the benefit of Mr. LeRoy T. Carlson, 630,525 TDS Series A Common Shares held for the benefit of Mr. LeRoy T. Carlson's wife or 50,526 TDS Series A Common Shares held for the benefit of certain grandchildren of Mr. LeRoy T. Carlson (an aggregate of 933,719 shares, or 13.5 percent of class) in the voting trust described in footnote (2) above. Beneficial ownership is disclaimed as to TDS Series A Common Shares held for the benefit of his wife and grandchildren in such voting trust.

 (6) Does not include 1,068,186 TDS Series A Common Shares (15.4 percent of class) held in the voting trust referred to in footnote (2) above, of which 1,037,084 shares are held for the benefit of Mr. LeRoy T. Carlson, Jr. Beneficial ownership is disclaimed with respect to an aggregate of 31,102 TDS Series A Common Shares held for the benefit of his wife, his children and others in such voting trust.

 (7) Does not include 1,087,366 TDS Series A Common Shares (15.7 percent of class) held in the voting trust referred to in footnote (2) above, of which 1,058,143 shares are held for the benefit of Mr. Walter C.D. Carlson. Beneficial ownership is disclaimed with respect to an aggregate of 29,223 TDS Series A Common Shares held for the benefit of his wife and children in such voting trust.

 (8) Includes shares as to which voting and/or investment power is shared, and/or shares held by spouse and/or children.

 (9) Includes the following number of TDS Common Shares that may be purchased pursuant to stock options and/or stock appreciation rights which are currently exercisable or exercisable within sixty days: Mr. LeRoy T. Carlson, 55,978 shares; Mr. LeRoy T. Carlson, Jr., 152,297 shares; Mr. Swanson, 28,541 shares; Mr. Barr, 16,000 shares; Mr. Hornacek, 14,551 shares; Mr. Warkentin, 29,026 shares; Ms. Ogren, 520 shares; and all Directors and Executive Officers as a group, 296,913 shares.

 (10) Does not include Series A Common Shares held as custodian for his children, for which beneficial ownership is disclaimed.

SECURITY OWNERSHIP OF TDS BY CERTAIN BENEFICIAL OWNERS

    In addition to the persons listed under "Security Ownership of TDS by Management of the Company," the following Table sets forth, as of February 28, 1998, information regarding the persons who beneficially own more than five percent of any class of the voting securities of TDS. The nature of beneficial ownership in this Table is sole voting and investment power, except as otherwise set forth in the footnotes.

                                                                             SHARES OF                     PERCENT OF
                                                                             TDS CLASS     PERCENT OF          TDS
        SHAREHOLDER'S NAME AND ADDRESS               TITLE OF CLASS            OWNED        TDS CLASS     VOTING POWER
----------------------------------------------  -------------------------  -------------  -------------  ---------------
The Equitable Companies Inc.(1)                 TDS Common Shares             10,988,100         20.4%            8.9%
 787 Seventh Avenue
 New York, New York 10019

Franklin Mutual Advisors, Inc.(2)               TDS Common Shares              5,279,200          9.8%            4.3%
 51 John F. Kennedy Parkway
 Short Hills, New Jersey 07078

Gabelli Funds, Inc.(3)                          TDS Common Shares              2,799,405          5.2%            2.3%
 One Corporate Center
 Rye, New York 10580

William and Betty McDaniel                      TDS Preferred Shares              46,666         15.8%              *
 160 Stowell Road
 Salkum, Washington 98582

Bennet R. Miller                                TDS Preferred Shares              30,000         10.2%              *
 1212 Wea Avenue
 Lafayette, Indiana 47905

The Peterson Revocable Living Trust             TDS Preferred Shares              20,637          7.0%              *
 Kenneth M. & Audrey M. Peterson, Trustees
 108 Avocado Lane
 Weslaco, Texas 78596

------------------------

* Less than one percent

(1) Based on the most recent Schedule 13G (Amendment No. 11) filed with the SEC. Includes shares held by the following affiliates: The Equitable Life Assurance Society of the United States-- 4,176,200 shares; Alliance Capital Management, L.P.--6,782,543 shares; Wood, Struthers & Winthrop Management Corp.--28,976 shares; and Donaldson Lufkin & Jenrette Securities Corporation--381 shares. In such Schedule 13G, Equitable reported sole voting power with respect to 5,644,753 shares, shared voting power with respect to 5,255,600 shares, sole dispositive power with respect to 10,987,719 shares and shared dispositive power with respect to 381 shares. Alpha Assurance I.A.R.D. Mutuelle, Alpha Assurances Vie Mutuelle, AXA Assurances I.A.R.D. Mutuelle, AXA Assurances Vie Mutuelle, Uni Europe Assurance Mutuelle and AXA, corporations organized under the laws of France, are affiliates of The Equitable Companies, Inc.

(2) Based on a Schedule 13D (Amendment No.4) filed with the SEC. Such Schedule 13D reports that Franklin Mutual Advisors, Inc. exercised sole voting and investment power with respect to all such shares. Such Schedule 13D is also filed on behalf of Franklin Resources, Inc., the parent holding company of Franklin Mutual Advisors, Inc., and by Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of such parent holding company.

(3) Based on a Schedule 13D filed with the SEC. Includes shares by the following affiliates: Gabelli Funds, Inc.--810,000 shares; ALCE Partners, L.P.--1,000 shares; GAMCO Investors, Inc.-- 1,969,705 shares; Gabelli Fund, LDC--1,000 shares; Gabelli International Limited--10,000 shares; Gabelli Multimedia Partners, L.P.--1,200 shares; Gemini Capital Management Ltd.--4,000 shares; Marc J. Gabelli--0 shares; and Mario J. Gabelli--2,500 shares. In such
    Schedule 13D filing, such group has reported sole voting power with respect to 2,724,405 shares, shared voting power with respect to -0- shares, sole dispositive power with respect to 2,799,405 shares and shared dispositive power with respect to -0- shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    See "Executive Compensation--Compensation Committee Interlocks and Insider Participation."

                 SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

    In order to be considered for inclusion in the Company's proxy materials for the 1998 Annual Meeting of Shareholders, any shareholder proposal must be addressed to Aerial Communications Inc., 8410 W. Bryn Mawr Avenue, Suite 1100, Chicago, Illinois 60631, Attention: Assistant Secretary, and must be received no later than December 11, 1998.

                                    GENERAL

    Your proxy is solicited by the Board of Directors and its agents and the cost of solicitation will be paid by the Company. Officers, directors and regular employees of the Company, acting on its behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. The Company will, at its expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons. The Company has retained Kissel-Blake Inc. to aid in solicitation of proxies for a fee of $1,500, plus out-of-pocket expenses.

    THE COMPANY WILL FURNISH, WITHOUT CHARGE, A COPY OF ITS REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1997, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO UPON THE WRITTEN REQUEST OF ANY SHAREHOLDER AS OF THE RECORD DATE AND WILL PROVIDE COPIES OF THE EXHIBITS TO THE REPORT UPON PAYMENT OF A REASONABLE FEE THAT WILL NOT EXCEED THE COMPANY'S REASONABLE EXPENSES INCURRED IN CONNECTION THEREWITH. REQUESTS FOR SUCH MATERIALS SHOULD BE DIRECTED TO AERIAL COMMUNICATIONS, INC., 8410 W. BRYN MAWR AVENUE, SUITE 1100, CHICAGO, ILLINOIS 60631, ATTENTION: INVESTOR RELATIONS.

                                 OTHER BUSINESS

    It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters are brought properly before the Annual Meeting, the persons named in the proxy will vote in accordance with their best judgment.

                                          By order of the Board of Directors

                                                   [SIGNATURE]

                                          Michael G. Hron
                                          Secretary

   ALL SHAREHOLDERS ARE URGED TO SIGN, DATE AND MAIL THEIR PROXIES PROMPTLY.

PROXY                                                                     PROXY

                 PROXY FOR COMMON SHARES SOLICITED ON BEHALF OF
      THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF THE SHAREHOLDERS OF
                          AERIAL COMMUNICATIONS, INC.
                          TO BE HELD ON MAY 11, 1998


     The undersigned hereby appoints LeRoy T. Carlson, Jr., and Donald W. Warkentin, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 1998 Annual Meeting of the Shareholders of Aerial Communications, Inc., to be held on Monday, May 11, 1998, or at any adjournment thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.

IF NO DIRECTION IS MADE, PROXIES WILL BE VOTED "FOR" THE NOMINEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.


                  (CONTINED AND TO BE SIGNED ON REVERSE SIDE)


                              FOLD AND DETACH HERE


          Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Aerial Communications, Inc., c/o Harris Trust and Savings Bank.

                          AERIAL COMMUNICATIONS, INC.

      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY /X/


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE NOMINEE IN PROPOSAL 1 AND "FOR" PROPOSALS 2 AND 3.


                                           For       Withhold
1. ELECTION OF CLASS II DIRECTOR
   (NOMINEE: J. FOSTER)                   /  /        /  /


                                           For      Against      Abstain
2.  AMENDMENT OF 1996 LONG-TERM
    INCENTIVE PLAN                        /  /        /  /         /  /

                                           For      Against      Abstain
3.  RATIFY ACCOUNTANTS FOR 1998           /  /        /  /         /  /

4. In accordance with their discretion, to vote upon all other matters that may properly come before said Annual Meeting and any adjournment thereof, including matters incidental to the conduct of the meeting.

Dated:                      , 1998
      ---------------------

Please Sign Here -----------------------------------

                 -----------------------------------

NOTE: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.


                              FOLD AND DETACH HERE


          Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card printed above, tear at the perforation, and mail the card in the enclosed postage paid envelope addressed to Aerial Communications, Inc., c/o Harris Trust and Savings Bank.

                          Aerial Communications, Inc.
                                   Suite 1100
                           8410 West Bryn Mawr Avenue
                            Chicago, Illinois 60631
                                 (773) 399-4200

April 10, 1998
VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

    Re:  Aerial Communications, Inc.

Ladies and Gentlemen:

    Pursuant to Rule 14a-6(b) under the Securities Exchange Act of 1934, as amended (the "Act"), on behalf of Aerial Communications, Inc. (the "Company"), transmitted herewith is a Schedule 14A Information cover sheet, proxy card and the definitive proxy materials of the Company for use in connection with its 1998 Annual Meeting.

    If you have any questions or comments regarding the foregoing, please contact the undersigned at (773) 399-4367.

                                Very truly yours,
                                AERIAL COMMUNICATIONS, INC.

                                By:  /s/ J. CLARKE SMITH
                                     -----------------------------------------
                                     Name: J. Clarke Smith
                                     Title: VICE PRESIDENT--
                                     FINANCE AND ADMINISTRATION

Enclosures
cc:  Nasdaq National Market